Exhibit 1.1

12,500,000 Shares1

ViewRay, Inc.

Common Stock (Par Value $0.01 Per Share)

UNDERWRITING AGREEMENT

November 16, 2021

PIPER SANDLER & CO.

STIFEL, NICOLAUS & COMPANY, INCORPORATED

As Representatives of the several

Underwriters named in Schedule I hereto

c/o Piper Sandler & Co.

U.S. Bancorp Center

800 Nicollet Mall

Minneapolis, Minnesota 55402

c/o Stifel, Nicolaus & Company, Incorporated

One Montgomery Street, Suite 3700

San Francisco, CA 94104

Ladies and Gentlemen:

ViewRay, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 12,500,000 shares (the “Firm Shares”) of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company. The Company has also granted to the several Underwriters an option to purchase up to 1,875,000 additional shares of Common Stock on the terms and for the purposes set forth in Section 3 hereof (the “Option Shares”). The Firm Shares and any Option Shares purchased pursuant to this Underwriting Agreement (this “Agreement”) are herein collectively called the “Securities.”

The Company hereby confirms its agreement with respect to the sale of the Securities to the several Underwriters, for whom Piper Sandler & Co. and Stifel, Nicolaus & Company, Incorporated are acting as representatives (the “Representatives” or “you”).

[1]	Plus an option to purchase up to 1,875,000 additional shares.

1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-261111) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement as may have been required to the date of this underwriting agreement (this “Agreement”). Such registration statement became effective upon filing with the Commission. Each part of such registration statement, including the amendments, exhibits and any schedules thereto, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act (the “Rule 430B Information”) or otherwise pursuant to the Rules and Regulations, as of the time the Registration Statement became effective, is herein called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement” and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.

The prospectus in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement is herein called the “Base Prospectus.” Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented), that describes the Securities and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Securities and the offering thereof in accordance with the provisions Rule 430B and Rule 424(b) of the Rules and Regulations. Such final prospectus supplement, together with the Base Prospectus, in the form filed with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto (“EDGAR”). All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that is deemed to be incorporated by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

For purposes of this Agreement, each reference to an “issuer free writing prospectus” herein means an issuer free writing prospectus as defined in Rule 433 of the Rules and Regulations. Each reference to a “free writing prospectus” herein means a free writing prospectus as defined in Rule 405 of the Rules and Regulations. “Time of Sale Prospectus” means the Preliminary Prospectus dated November 16, 2021, any free writing prospectus set forth on Schedule II and the pricing information on Schedule III, all considered together. “Time of Sale” means 7:30 p.m. (Eastern time) on the date of this Agreement.

2. Representations and Warranties of the Company The Company represents and warrants to, and agrees with, the several Underwriters as follows:

(a) Registration Statement and Prospectuses. The Registration Statement and any post-effective amendments thereto have become effective. No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment or any part thereof is in effect, and no proceedings for such purpose have been instituted or are pending before, or threatened by, the Commission.

(b) Accurate Disclosure. (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable Rules and Regulations, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable Rules and Regulations, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the First Closing Date, and at the Second Closing Date, if applicable (each as defined in Section 3), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each electronic road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) Issuer Free Writing Prospectuses. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable Rules and Regulations. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) Organization and Good Standing of the Company. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) Organization and Good Standing of the Company’s Subsidiaries. Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, other than as set forth in the Time of Sale Prospectus and the Prospectus, are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f) Authorization. This Agreement has been duly authorized, executed and delivered by the Company.

(g) Capitalizations. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, Time of Sale Prospectus and the Prospectus.

(h) Authorization of Common Stock. The shares of Common Stock outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable.

(i) Authorization of the Securities; No Preemptive Rights. The Securities have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Securities will not be subject to any preemptive or similar rights.

(j) No Conflicts. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (each, a “Governmental Authority”), (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any Governmental Authority having jurisdiction over the Company or any subsidiary, except that in the case of clauses (i), (iii) and (iv) above as would not, individually or in the aggregate, have a material adverse effect on the Company or on the power and ability of the Company to perform its obligations under this Agreement; and no consent, approval, authorization or order of, or qualification with, any Governmental Authority is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states and non-U.S. jurisdictions in connection with the offer and sale of the Securities.

(k) Absence of Certain Events. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Change”), from that set forth in the Time of Sale Prospectus.

(l) Absence of Proceedings. There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(m) Compliance as to Form. Each Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable Rules and Regulations.

(n) Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o) Intellectual Property. The Company and its subsidiaries own, or have obtained valid and enforceable licenses for, the inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as currently proposed to be conducted (collectively, “Intellectual Property”). To the Company’s knowledge: (i) there are no third parties who have rights to any Intellectual Property, except for customary reversionary rights of third-party licensors with respect to Intellectual Property that is disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus as licensed to the Company or one or more of its subsidiaries; and (ii) there is no infringement by third parties of any Intellectual Property. Except as described in the Time of Sale Prospectus and the Prospectus, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company or any of its subsidiaries infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the Time of Sale Prospectus or the Prospectus as under development, infringe or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. The Company and its subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any subsidiary, and all such agreements are in full force and effect. The products described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, including those under development by the Company or any subsidiary, fall within the scope of the claims of one or more patents owned by, or exclusively licensed to, the Company or any subsidiary.

(p) Compliance with Environmental Laws. The Company and its subsidiaries are and have been in compliance with all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety (as affected by exposure to hazardous or toxic substances or wastes, pollutants or contaminants) or the environment, or the storage, treatment, use, discharge or disposal of hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), which includes obtaining and maintaining all permits, licenses or other approvals (collectively, “Environmental Permits”) required under such Environmental Laws to carry on the business of the Company and its subsidiaries; (B) the Company and its subsidiaries have not received any written notice that alleges any of them is in violation or of potentially liable under any Environmental Laws and none of the Company or its subsidiaries nor, to the knowledge of the Company, any of their properties is the subject of any claims, investigations, liens, demands, or judicial, administrative or arbitral proceedings pending or, to the knowledge of the Company, threatened, under any Environmental

Law or to revoke or modify any Environmental Permit held any of the Companies or its subsidiaries; (C) to the knowledge of the Company, there has been no release, discharge or disposal of any materials, pollutants, contaminants, chemicals, compounds, constituents, substances or wastes, in any form, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyl, radon, gas, mold, electromagnetic radio frequency or microwave emissions, that are regulated pursuant to, or which could give rise to liability under, any Environmental Laws on, at, under or from any property owned, leased, or operated by any of the Company or its subsidiaries, or any property formerly owned, operated, or leased by any of the Company or its subsidiaries or arising out of the conduct of any of the Company or its subsidiaries that could reasonably be expected to result in the Company incurring liability, under any Environmental Laws; and (D) to the knowledge of the Company, there are no facts, circumstances or conditions arising out of or relating to the operations of any of the Company or its subsidiaries or any property owned, leased, or operated by any of the Company or its subsidiaries or any property formerly owned, operated or leased by any of the Company or its subsidiaries or any of their predecessors in interest that could reasonably be expected to require investigation, response, or corrective action, or could reasonably be expected to result in any of the Company or its subsidiaries incurring liability, under applicable Environmental Laws, except, in the case of (A), (B), (C) and (D), as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(q) Costs Associated with Environmental Laws. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(r) Registration Rights. Except as disclosed in the Time of Sale Prospectus or as have been validly waived or complied with in connection with the offering, issuance and sale of the Securities, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(s) Anti-Bribery Laws. (i) None of the Company or its subsidiaries or controlled affiliates, or any director or officer thereof, or, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(t) Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(u) OFAC. (i) None of the Company, any of its subsidiaries, or any director or officer thereof, or, to the Company’s knowledge, any employee, agent, controlled affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) Since the Company’s inception, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any direct or indirect dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(v) Taxes. The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect, or, except as currently being contested in good faith and for which reserves required by U.S. generally accepted accounting principles (“U.S. GAAP”) have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect.

(w) Internal Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Except as described in the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(x) Financial Statements. The financial statements of the Company, together with the related notes, set forth or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the requirements of the Securities Act and fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with U.S. GAAP consistently applied throughout the periods involved; the supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; all non-GAAP financial information included or incorporated by reference in in the Registration Statement, the Time of Sale Prospectus and the Prospectus complies in all material respects with the applicable requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act; and, except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Securities Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that would reasonably be expected to have a material current or, to the Company’s knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Prospectus

or the Prospectus. Deloitte & Touche LLP, which has expressed its opinion with respect to the financial statements and schedules incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, is, to the Company’s knowledge, (x) an independent public accounting firm within the meaning of the Securities Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(y) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(z) Reserved.

(aa) Testing-the-Waters Materials. The Company (i) has not engaged in any Testing-the-Waters Communication (as defined below) and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of, or Rule 163B under, the Securities Act.

(bb) Disclosures. As of the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, and (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(cc) No Ratings. Neither the Company nor any of its subsidiaries, nor any affiliate has any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(dd) Data Privacy and Security. Except where failure to do so would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, the Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state, federal and foreign data privacy and security laws and regulations, including without limitation the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act (the “HITECH Act”) (42 U.S.C. § § 17921 et seq.), each as amended, and the regulations promulgated thereunder and European Union General Data Protection Regulation (EU 2016/679) (“GDPR”) and other statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of Personal Data (as defined below)

(collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws and all contractual obligations of Company relating to Personal Data (as defined below), the Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures and all contractual obligations relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policies have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. Neither the Company nor any of its subsidiaries: (i) has received notice of any actual or potential material liability under or relating to, or actual or potential material violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law; or (iv) has violated any contractual obligation relating to Personal Data or compliance with Privacy Laws. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the GDPR; (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by HIPAA; and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation.

(ee) Federal Trade Commission, the U.S. Department of Health and Human Services. There is no complaint to or audit, proceeding, investigation (formal or informal) or claim currently pending against the Company or its subsidiaries, or to the knowledge of the Company, any of its customers (specific to the customer’s use of the products or services of the Company) by the Federal Trade Commission, the U.S. Department of Health and Human Services and any office contained therein, or any similar authority in any jurisdiction other than the Unites States or any other governmental entity, or by any person in respect of the collection, use or disclosure of Personal Data by the Company or its subsidiaries, and, to the knowledge of the Company, no such complaint, audit, proceeding, investigation or claim is threatened.

(ff) Clinical Studies. The preclinical tests conducted and the clinical trials and other clinical studies sponsored by the Company (collectively, “studies”) that are described in, or the results of which are referred to in, the Registration Statement, the Time of Sale Prospectus or the Prospectus were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such studies and with standard medical and scientific research procedures; each description of the results of such studies is accurate and complete in all material respects and fairly presents the data derived from such studies, and the Company and its subsidiary have no knowledge of any other studies the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement, the Time of Sale Prospectus or the Prospectus; the Company and its

subsidiaries have made all such filings and obtained all such approvals, clearances or authorizations as may be required by the United States Food and Drug Administration (the “FDA”) or any committee thereof or from any other U.S. or foreign government or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”); neither the Company nor its subsidiaries has received any notice of, or correspondence from, any Regulatory Agency requiring the termination, suspension or modification of any clinical trials that are described or referred to in the Registration Statement, the Time of Sale Prospectus or the Prospectus; and the Company and its subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies.

(gg) Regulatory Compliance. The Company and its subsidiaries are, and at all times have been, in material compliance with all Health Care Laws. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (“FDCA”), 21 U.S.C. §301 et seq., and the regulations promulgated thereunder; (ii) all applicable federal, state, local and all applicable foreign health care related fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the federal criminal false claims law (42 U.S.C. § 1320a-7b(a)), the federal civil monetary penalties law (42 U.S.C. sec 1320a-7a), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), The Stark Law (42 U.S.C. § 1395nn), the exclusions law (42 U.S.C. sec 1320a-7), all applicable federal, state, local and all foreign criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286, 287, 1347 and 1349, the health care fraud criminal provisions under HIPAA, and the regulations promulgated pursuant to such statutes; (iii) Medicare, Title XVIII of the Social Security Act, and Medicaid, Title XIX of the Social Security Act, and the regulations promulgated pursuant to such statutes; (iv) the Patient Protection and Affordable Care Act of 2010 (Public Law 111-148), as amended by the Health Care and Education Reconciliation Act of 2010 (Public Law 111-152), and the regulations promulgated thereunder; (v) quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; and (vi) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company or its subsidiary. Neither the Company nor any of its subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. The Company and its subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company, any of its subsidiaries nor, to the Company’s knowledge, any of their respective employees, officers, directors or agents is a party to any corporate integrity agreements, plans of correction, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority regarding any Health Care Laws. Additionally, neither the Company, any of its subsidiaries nor, to the Company’s knowledge, any of their respective employees, officers, directors or agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(hh) Compliance with Laws. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except in each case as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ii) Cybersecurity. To the knowledge of the Company, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal data and sensitive, confidential or regulated data (collectively, the “Confidential Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except as would not individually or in the aggregate have a material adverse effect on the Company and its subsidiaries. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Confidential Data and to the protection of such IT Systems and Confidential Data from unauthorized use, access, misappropriation or modification, except where failure to do so would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(jj) Eligibility to Use Form S-3. The Company meets the requirements for use of Form S-3 under the Securities Act.

(kk) Related-Party Transactions. There are no relationships, direct or indirect, or related-party transactions involving the Company or any other person required under the Securities Act and the Rules and Regulations to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus which have not been described in such documents as required.

(ll) Stock Options. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any of its subsidiaries any shares of the capital stock of the Company or any of its subsidiaries. The description of the Company’s stock option, stock bonus and other stock plans or arrangements (the “Company Stock Plans”), and the options (the “Options”) or other rights granted thereunder, set forth in the Time of Sale Prospectus and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights. Each grant of an Option (A) was duly authorized no later than the date on which the grant of such Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto and (B) was made in accordance with the terms of the applicable Company Stock Plan, and all applicable laws and regulatory rules or requirements, including all applicable federal securities laws.

(mm) ERISA and Employee Benefits Matters. To the knowledge of the Company, no “prohibited transaction” as defined under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (“Code”) that is not exempt under (i) Section 408 of ERISA and the regulations and published interpretations thereunder or (ii) another statutory or administrative exemption has occurred with respect to any Employee Benefit Plan as defined in Section 3(3) of ERISA (“Employee Benefit Plan”). No Employee Benefit Plan is (i) subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code, (ii) a “multiemployer plan” as defined in Section 3(37) of ERISA or (iii) a multiple employer plan for which the Company or any ERISA Affiliate (as defined below) has incurred or would reasonably be expected to incur a liability under Section 4063 or 4064 of ERISA; and neither the Company nor any ERISA Affiliate has incurred any liability under Title IV of ERISA (other than contributions to an Employee Benefit Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of an Employee Benefit Plan. No Employee Benefit Plan provides retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law. Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043(c) of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law. Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code is so qualified and has a favorable determination or opinion letter from the IRS upon which it can rely; to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification. Neither the Company nor any of its subsidiaries sponsors, maintains or has or may have any liability with respect to any Foreign Benefit Plan (as defined below). The Company is not party to a collective bargaining agreement with any union and, to the knowledge of the Company, no organization efforts are underway with respect to Company employees. As used in this Agreement, “ERISA Affiliate” means any member of the company’s controlled group as defined in Section 414(b), (c) and, solely with respect to Section 412 of the Code, Section 414(m) or (o) of the Code; and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States or which covers any employee working or residing outside of the United States.

3. Purchase, Sale and Delivery of Securities.

(a) Firm Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell 12,500,000 Firm Shares to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto. The purchase price for each Firm Share shall be $5.264 per share. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (d) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is agreeing to purchase only the respective number of Firm Shares specified in Schedule I hereto.

The Firm Shares will be delivered by the Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Piper Sandler & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 9:00 a.m. Central time on the second (or if the Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the third) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the “First Closing Date.”

(b) Option Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representatives to the Company setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option and the date and time, as determined by you, when the Option Shares are to be delivered, such time and date being herein referred to as the “Second Closing” and “Second Closing Date”, respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the several Underwriters, as adjusted by the Representatives in such manner as the Representatives deem advisable to avoid fractional shares. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

The Option Shares will be delivered by the Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Piper Sandler & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable at 9:00 a.m., Central time, on the Second Closing Date.

(c) Delivery. If the Representatives so elect, delivery of the Firm Shares or the Option Shares may be made by credit through full fast transfer to the accounts at DTC designated by the Representatives. The Firm Shares and the Option Shares shall be in such denominations and registered in such names as the Representatives shall request prior to the First Closing Date or any applicable Second Closing Date. In the event that the Firm Shares (and Option Shares, if elected by the Representatives) are not delivered to the Representatives by 2:30 p.m., New York City time, on the First Closing Date (and the Second Closing Date, if elected by the Representatives), the Company will return (or will instruct its custodian to return) payment of the full purchase price to the Representatives’ agent, Pershing LLC, via same day funds by 4:30 p.m., New York City time. The Company shall remain liable to Pershing LLC for the full amount of the purchase price and any costs associated with recovering the purchase price until the full amount has been received by Pershing LLC.

(d) Purchase by Representatives on Behalf of Underwriters. It is understood that you, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company, on behalf of any Underwriter for the Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company.

4. Covenants.

(a) The Company covenants and agrees with the several Underwriters as follows:

(i) Required Filings. During the period beginning on the date hereof and ending on the later of the Second Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered (assuming the absence of Rule 172 under the Securities Act), in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including any Rule 462(b) Registration Statement), the Time of Sale Prospectus or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives or counsel to the Underwriters reasonably object. Subject to this Section 4(a)(i), immediately following execution of this Agreement, the Company will prepare the Prospectus containing the Rule 430B Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the Securities Act or the Rules and Regulations or as the Representatives and the Company may deem appropriate, and if requested by the Representatives, an issuer free writing prospectus containing the selling terms of the Securities and such other information as the Company and the Representatives may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b) or Rule 433, as the case may be, copies of the Prospectus and each issuer free writing prospectus.

(ii) Notification of Certain Commission Actions. During the Prospectus Delivery Period, the Company shall promptly advise the Representatives in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus or any issuer free writing prospectus, or (E) of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the applicable provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

(iii) Continued Compliance with Securities Laws.

(A) During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Prospectus and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Prospectus) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representatives or counsel to the Underwriters to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective investors, the Time of Sale Prospectus) to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company promptly will (x) notify you of such untrue statement or omission, (y) amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Prospectus) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance and (z) notify you when any such amendment to the Registration Statement is filed or becomes effective or when any such supplement to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Prospectus) is filed.

(B) If at any time following issuance of an issuer free writing prospectus there occurred or occurs an event or development as a result of which such issuer free writing prospectus conflicted or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company (x) has promptly notified or promptly will notify the Representatives of such conflict, untrue statement or omission, (y) has promptly amended or will promptly amend or supplement, at its own expense, such issuer free writing prospectus to eliminate or correct such conflict, untrue statement or omission and (z) has notified or promptly will notify you when such amendment or supplement was or is filed with the Commission to the extent required to be filed by the Rules and Regulations.

(C) If immediately prior to the third anniversary of the initial effective date of the Registration Statement, the Prospectus Delivery Period has not ended, the Company will prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new shelf registration statement.

(iv) Blue Sky Qualifications. The Company shall endeavor in good faith to take or cause to be taken all reasonably necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation, subject itself to taxation or to execute a general consent to service of process in any state.

(v) Provision of Documents. Upon written request prior to the Closing Date, the Company will furnish, at its own expense, to the Underwriters and counsel for the Underwriters copies of the Registration Statement (three of which will include all consents and exhibits filed therewith), and to the Underwriters and any dealer each Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, any issuer free writing prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

(vi) Rule 158. The Company will make generally available to its security holders as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(vii) Payment and Reimbursement of Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters’

counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, any issuer free writing prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and fees and disbursements of the Underwriters’ counsel incurred in connection with (i) the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate, and (ii) any required review and approval by FINRA of the terms of the sale of the Securities (such fees and disbursements of counsel pursuant to (i) and (ii) above, not to exceed $10,000 in the aggregate), (D) the fees and expenses of the transfer agent or registrar, (E) listing fees, if any, (F) the cost and expenses of the Company relating to investor presentations or any “road show” undertaken in connection with marketing of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show (provided, that the Company shall pay 50% of the cost of any such aircraft and the Underwriters shall pay 50% of the cost of any such aircraft) and (G) all other costs and expenses of the Company incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. The Company also agrees that if (x) the First Closing Date occurs or (y) this Agreement is terminated by the Representatives pursuant to Section 9 hereof or the sale of the Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, upon written request by the Representatives (including by e-mail), the Company will promptly reimburse the Underwriters for costs and expenses of the Underwriters incurred in connection with the offering of the Securities contemplated hereby; provided that such costs and expenses, together with all other costs and expenses of the Underwriters provided for in this Section 4(a)(vii), shall not exceed $125,000.

(viii) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Time of Sale Prospectus and the Prospectus.

(ix) Company Lock Up. The Company also covenants with each Underwriter that, without the prior written consent of Piper Sandler & Co. on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause 1 or 2 above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) confidentially submit any draft registration statement or file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The foregoing sentence shall not apply to (a) the Securities to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion or vesting of a security outstanding on the date hereof of which the Underwriters have been advised in writing, provided that, any director or executive officer that is a recipient of such shares has delivered to the Underwriters a “lock-up” agreement (the “Lock-Up Agreement”) substantially in the form of Exhibit A hereto, (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, (d) grants of stock options, stock awards, restricted stock, restricted stock units or other equity awards and the issuance of Common Stock or securities convertible into or exercisable for Common Stock (whether upon the exercise of stock options, the vesting of restricted stock units, or otherwise) to employees, officers, directors, advisors, or consultants of the Company pursuant to the terms of a plan in effect on the date hereof and described in the Time of Sale Prospectus, provided that the Company shall cause each newly appointed director or executive officer that is a recipient of such securities to enter into a Lock-Up Agreement substantially in the form of Exhibit A covering the remainder of the Restricted Period, (e) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date hereof and described in the Time of Sale Prospectus or any assumed benefit plan contemplated by clause (f) below, (f) the entry into an agreement providing for the issuance by the Company of Common Stock or securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive Common Stock in connection with (x) the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any Common Stock or securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive Common Stock pursuant to any such agreement or (y) the Company’s joint ventures, commercial relationships and other strategic transactions, provided that the aggregate number of shares of Common Stock securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive Common Stock that the Company may sell or issue or agree to sell or issue pursuant to this clause (f) shall not exceed 5% of the total number of shares of Common Stock outstanding as of the Closing Date immediately following the completion of the transactions contemplated by this Agreement to be completed as of that date and provided all recipients of any such securities shall enter into a Lock-Up Agreement covering the remainder of the Restricted Period and (g) the issuance by the Company of warrants in connection with debt financings and the issuance by the Company of shares of Common Stock upon the exercise of such warrants provided that the aggregate number of warrants or securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive Common Stock that the Company may sell or issue or agree to sell or issue pursuant to this clause (g) shall not exceed 5% of the total number of shares of Common Stock outstanding as of the Closing Date immediately following the completion of the transactions contemplated by this Agreement to be completed as of that date and provided all recipients of any such securities shall enter into a Lock-Up Agreement covering the remainder of the Restricted Period.

(x) Stockholder Lock-Ups. The Company has caused to be delivered to you prior to the date of this Agreement a Lock-Up Agreement substantially in the form of Exhibit A from each individual or entity listed on Schedule IV hereto. The Company will issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

(xi) No Market Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or which would reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Securities Act which have not been so disclosed in the Registration Statement.

(xii) Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter severally represents and agrees that, unless it obtains the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus or that would otherwise constitute a free writing prospectus required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II hereto. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an issuer free writing prospectus, and has complied and will comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Permitted Free Writing Prospectus. The Company agrees not to take any action that would result in the Company being required to file with the Commission under Rule 433, any electronic road show or free writing prospectus prepared by or on behalf of the Company that otherwise would not be required to be filed by the Company thereunder, but for the action of the Company.

5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) Required Filings; Absence of Certain Commission Actions. If filing of the Prospectus, or any amendment or supplement thereto, or any issuer free writing prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such issuer free writing prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the

Registration Statement or any part thereof, any Rule 462(b) Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Prospectus, the Prospectus or any issuer free writing prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Prospectus, the Prospectus, any issuer free writing prospectus or otherwise) shall have been complied with to your satisfaction.

(b) Absence of Certain Events. Subsequent to the execution and delivery of this Agreement and prior to each Closing Date there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiary, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(c) Opinion of Company Counsel. On each Closing Date, there shall have been furnished to the several Underwriters, the opinion and negative assurance letter of Gibson, Dunn & Crutcher LLP, outside counsel for the Company, dated such Closing Date and addressed to you, in form and substance reasonably satisfactory to the Representatives.

(d) Opinion of Company’s IP Counsel. On each Closing Date, there shall have been furnished to the several Underwriters, the opinion of Pillsbury Winthrop Shaw Pittman LLP, outside intellectual property counsels for the Company, dated such Closing Date and addressed to you, each in form and substance reasonably satisfactory to the Representatives.

(e) Opinion of Underwriters’ Counsel. On each Closing Date, there shall have been furnished to the several Underwriters, the opinion and negative assurance letter from Cooley LLP, counsel for the several Underwriters, dated such Closing Date and addressed to you, with respect to the formation of the Company, the validity of the Securities, the Registration Statement, the Time of Sale Prospectus or the Prospectus and other related matters as the Representatives reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(f) Comfort Letter. On the date hereof, on the effective date of any post-effective amendment to the Registration Statement filed after the date hereof and on each Closing Date the several Underwriters shall have received a letter of Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, dated such date and addressed to the Representatives, in form and substance satisfactory to the Representatives.

(g) Officers’ Certificate. On each Closing Date, there shall have been furnished to you, as Representatives of the Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

A.

The representations and warranties of the Company in this Agreement are true and correct as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied under this Agreement at or prior to such Closing Date; and

B.

No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Time of Sale Prospectus, the Prospectus or any issuer free writing prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body.

C.	Affirms the accuracy of the matters set forth in subsection (b) of this Section 5.

(h) CFO Certificate. On the date hereof and each Closing Date, there shall have been furnished to you, as the Representatives of the several Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief financial officer of the Company, with respect to certain financial data contained in the Time of Sale Prospectus and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to you.

(i) Lock-Up Agreement. The Underwriters shall have received all of the Lock-Up Agreements referenced in Section 4 hereof and the Lock-Up Agreements shall remain in full force and effect.

(j) FINRA No Objections. FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(k) Other Documents. The Company shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested related to the issuance of the Securities.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

6. Indemnification and Contribution.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration

Statement, including any information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations or any road show as defined in Rule 433(h) under the Securities Act (a “road show”), (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) arise out of or are based upon any investigation or proceeding by any governmental authority relating to or arising out of the matters described in the foregoing clauses (i) or (ii) (whether commenced or threatened and whether or not any Underwriter is a target of or party to such investigation or proceeding), and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof; it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(e) hereof.

(b) Indemnification by the Underwriters. Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, its affiliates, directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations or any road show or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof (it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(e) hereof), and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

(c) Notice and Procedures. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure (through the forfeiture of substantive rights or defenses). In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Representatives, it is advisable for the Underwriters to be represented as a group by separate counsel, the Representatives shall have the right to employ a single counsel (in addition to local counsel) to represent the Representatives and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under Section 6(a) hereof, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing. In addition, no indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed) effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel pursuant to this Section 6(c), such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) Contribution; Limitations on Liability; Non-Exclusive Remedy. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) hereof, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 6(a) or 6(b) hereof, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the

Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Section 6(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 6(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this Section 6(d). Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Securities purchased by it hereunder exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 6(d) to contribute are several in proportion to their respective underwriting obligations and not joint. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that might otherwise be available to any indemnified party at law or in equity.

(e) Information Provided by the Underwriters. The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Securities by the Underwriters set forth in paragraphs 4, 11 and 12 under the caption “Underwriting” in the Time of Sale Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus or any issuer free writing prospectus.

7. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including but not limited to the agreements of the several Underwriters and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons or any controlling person thereof, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder and any termination of this Agreement.

8. Substitution of Underwriters.

(a) Obligation to Purchase Under Certain Circumstances. If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate to more than 10% of the total amount of Firm Shares set forth in Schedule I hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule I hereto except as may otherwise be determined by you) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

(b) Termination Under Certain Circumstances. If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates to more than 10% of the total amount of Firm Shares set forth in Schedule I hereto, and arrangements satisfactory to you for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination, the Company shall not have any liability to any Underwriter (except to the extent provided in Sections 4(a)(vii) and 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company (except to the extent provided in Section 6 hereof).

(c) Postponement of Closing. If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any other documents, as well as any other arrangements, may be effected. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

(d) No Relief from Liability. No action taken pursuant to this Section 8 shall relieve any defaulting Underwriter from liability, if any, in respect of such default.

9. Termination of this Agreement.

(a) Right to Terminate. You, as the Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b) hereof, if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its or their part to be performed hereunder, (ii) any other condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq Stock Market or trading in securities generally on the Nasdaq Stock Market or New York Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Stock Market or New York Stock Exchange, by such Exchange or by order of the Commission or any other Governmental Authority having jurisdiction, (v) a banking moratorium shall have been declared by federal or New York state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, or (vi) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any change in financial markets, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions, or any other calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(vii) and Section 6 hereof shall at all times be effective and shall survive such termination.

(b) Notice of Termination. If you elect to terminate this Agreement as provided in this Section 9, the Company shall be notified promptly by you by telephone, confirmed by letter.

10. Default by the Company.

(a) Default by the Company. If the Company shall fail at the First Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any Underwriter or, except as provided in Sections 4(a)(vii) and 6 hereof, any non-defaulting party.

(b) No Relief from Liability. No action taken pursuant to this Section shall relieve the Company so defaulting from liability, if any, in respect of such default.

11. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed via overnight delivery service or hand delivered via courier, to the Representatives c/o Piper Sandler & Co., 800 Nicollet Mall, Minneapolis, Minnesota 55402, to the attention of Equity Capital Markets and separately, General Counsel (LegalCapMarkets@pjc.com) and c/o Stifel, Nicolaus & Company, Incorporated, One Montgomery Street, Suite 3700, San Francisco, CA 94104, to the attention of General Counsel (facsimile: (415) 364-2618); and (ii) if to the Company, shall be mailed or delivered to it at 2 Thermo Fisher Way, Oakwood Village, Ohio 44146, Attention: General Counsel, or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

13. Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Representatives have been retained solely to act as underwriters in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship among the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or are advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Representatives are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Representatives and the other Underwriters, and not on behalf of the Company; (e) it waives to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

14. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company, and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16. Counterparts. This Agreement may be executed and delivered in one or more counterparts (including facsimile, PDF, or other electronic counterparts) and, if executed and delivered in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument. This Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Page Follows]

Exhibit 1.1

Please sign and return to the Company the enclosed duplicates of this Agreement whereupon this Agreement will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours, VIEWRAY, INC.

By:	/s/ Scott Drake
Name: Scott Drake
Title: President and Chief Executive Officer

Confirmed as of the date first

above mentioned, on behalf of

themselves and the other several

Underwriters named in Schedule I

hereto.

PIPER SANDLER & CO.

By:	/s/ Neil Riley
Name: Neil Riley
Title: Managing Director

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Nathan Thompson
Name: Nathan Thompson
Title: Director

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Piper Sandler & Co.	5,187,500
Stifel, Nicolaus & Company, Incorporated	4,062,500
Guggenheim Securities, LLC	1,500,000
B. Riley Securities, Inc.	875,000
BTIG, LLC	875,000

Total:	12,500,000

2

SCHEDULE II

Certain Permitted Free Writing Prospectuses

None.

3

SCHEDULE III

Pricing Information

Preliminary Prospectus issued November 16, 2021

Schedule of other information included in the Time of Sale Prospectus:

Issuer:	ViewRay, Inc.

Symbol:	VRAY

Size (Pre-Greenshoe):	$70,000,000.00

Total Firm Shares Offered by Issuer:	12,500,000 shares of common stock

Greenshoe Shares Offered by Issuer:	1,875,000 shares of common stock

Price to Public:	$5.60 per share

Closing Date:	November 19, 2021

Underwriters:	Piper Sandler & Co. Stifel, Nicolaus & Company, Incorporated Guggenheim Securities, LLC B. Riley Securities, Inc. BTIG, LLC

SCHEDULE IV

List of Individuals and Entities Executing Lock-Up Agreements

Officers

Scott Drake

Zach Stassen

Paul Ziegler

Robert S. McCormack

Directors

Caley Castelein

B. Kristine Johnson

Daniel Moore

Karen N. Prange

Brian K. Roberts

Phillip M. Spencer

Gail Wilensky

Kevin Xie

Stockholders

None

EXHIBIT A

Form of Lock-Up Agreement

_____________, 2021

Piper Sandler & Co.

Stifel, Nicolaus & Company, Incorporated

c/o Piper Sandler & Co.

 800 Nicollet Mall, Suite 1000

 Minneapolis, Minnesota 55402

c/o Stifel, Nicolaus & Company, Incorporated

 One Montgomery Street, Suite 3700

 San Francisco, CA 94104

Ladies and Gentlemen:

The undersigned understands that Piper Sandler & Co. (“Piper Sandler”) and Stifel, Nicolaus & Company, Incorporated (“Stifel”, and together with Piper Sandler, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with ViewRay, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of securities (the “Securities”) of the Company.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Piper Sandler on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus supplement (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions;

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(b) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) if the undersigned is a corporation, partnership or other business entity, (x) as a distribution to limited partners or stockholders of the undersigned or (y) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by or under common control or management with the undersigned or as a part of a disposition, transfer or distribution without consideration by the undersigned to its equity holders, (iv) if the undersigned is a trust, to a trustor or beneficiary of the trust, or (v) by will or intestate succession or other testamentary document to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b), (A) each such donee, transferee or distributee shall execute and deliver a letter substantially in the form hereof agreeing to be bound by the terms hereof, (B) neither the undersigned nor any other party to the applicable transaction shall be required to file, or voluntarily file, a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock, other than a filing on Form 5 made after the expiration of the Restricted Period and (C) any such transfer shall not involve a disposition for value;

(c) the exercise or conversion of any options or warrants to purchase Common Stock or vesting and settlement of any restricted stock units, including the transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company upon a vesting event of the Company’s securities or upon the exercise or conversion of options or warrants to purchase the Company’s securities, in each case, on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made within 30 days after the date of the Prospectus, and after such 30th day, if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the Restricted Period, the undersigned shall include a statement in such report to the effect that the purpose of such transfer was to cover tax withholding obligations of the undersigned in connection with such vesting or exercise;

(d) the transfer or disposition of the undersigned’s shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock that occurs by operation of law, pursuant to a domestic order or a negotiated divorce settlement, provided that the undersigned shall use its reasonable best efforts to cause the transferee to sign and deliver a letter substantially in the form hereof agreeing to be bound by the terms hereof, and provided further, that any filing under Section 16(a) of the Exchange Act that is required to be made during the Restricted Period as a result of such transfer shall include a statement that such transfer has occurred by operation of law;

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(e) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock after the Public Offering pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of shares of Common Stock involving a Change of Control (as defined below) of the Company approved by the Company’s board of directors, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the shares of Common Stock owned by the undersigned shall remain subject to the restrictions contained in this agreement; or

(f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.

In addition, the undersigned agrees that, without the prior written consent of Piper Sandler on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

For purposes of this agreement, the term “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. For purposes of this agreement, “Change of Control” shall mean the consummation of any bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% or more of the total voting power of the voting shares of the Company.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to the undersigned in connection with the Public Offering, the Representatives and the other Underwriters are not making a recommendation to undersigned to enter into this agreement and nothing set forth in such disclosures is intended to suggest that the Representatives or any of the other Underwriters is making such a recommendation.

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This agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any copy so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Notwithstanding anything to the contrary contained herein, this letter will automatically terminate and the undersigned will be released from all obligations hereunder upon the earliest to occur, if any, of (i) the Company advises in writing that it has determined not to proceed with the Public Offering prior to the execution of the Underwriting Agreement, (ii) the date the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, or (iii) December 31, 2021, if the Underwriting Agreement has not been executed by such date.

[Signature page follows]

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Very truly yours,

Name of Securityholder (Print exact name)

By:
Signature

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

[Signature page to Lock-Up Letter]

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